D&E COMMUNICATIONS, INC.

2008 LONG-TERM INCENTIVE PLAN

PERFORMANCE RESTRICTED SHARES AGREEMENT

The Grantee identified below has been granted an Award under the Performance Restricted Shares provisions of Article IV of the 2008 Long-Term Incentive Plan of D&E Communications, Inc. (the “Plan”). The purpose of this Agreement is to communicate to the Grantee the specific terms of that Award, to serve as evidence of the Plan rights that have been awarded, and to obtain the Grantee’s acknowledgment of the Award and agreement to be bound by the Plan’s provisions. This Agreement is to be interpreted and applied in conjunction with the provisions of the Plan document.

I.	Name of Grantee:	_____________________________
II.	Date of Grant:	_____________________________
III.	Total Number of Shares Covered by the Performance Restricted Shares Award:	_____________________________
IV.	Performance Period Start and End Dates:	Start: _________________________ End: _________________________
V.	Performance Measure(s) and Goal(s) to be Achieved During Performance Period:	_____________________________ _____________________________ _____________________________ _____________________________

The foregoing Award was duly made by the Compensation Committee of the Board of Directors of D&E Communications, Inc., pursuant to the terms of the Plan, effective as of the date of grant indicated above.

D&E COMMUNICATIONS, INC.

By: ____________________________

Title: __________________________

Grantee’s Receipt and Acknowledgment

By signing below, the Grantee hereby acknowledges receipt of a copy of this Agreement and the Plan and agrees to be subject to the terms and conditions of this Agreement and the Plan.

Date:

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